Exhibit 99.2
PPL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 17, 2021, PPL WPD Limited (WPD Limited) entered into a share purchase agreement (WPD SPA) to sell PPL Corporation's (“PPL” or “the Company”) U.K. utility business to National Grid Holdings One plc (National Grid U.K.), a subsidiary of National Grid plc. Pursuant to the WPD SPA, National Grid U.K. will acquire 100% of the issued share capital of PPL WPD Investments Limited (WPD Investments) for £7.8 billion in cash. WPD Limited will also receive an additional amount of £548,000 for each day during the period from January 1, 2021 to the closing date if the dividends usually declared by WPD Investments to WPD Limited are not paid for that period.

On June 14, 2021, the sale contemplated by the WPD SPA was completed and resulted in U.S. dollar cash proceeds of $10.7 billion, inclusive of foreign currency hedges. WPD Limited expects net proceeds, after taxes and fees, to be approximately $10.4 billion.

The following unaudited Pro Forma Condensed Consolidated Statements of Income (Pro Forma Statements of Income) have been derived from the historical consolidated income statements of PPL Corporation as adjusted to give effect to the sale of the U.K. utility business. The Pro Forma Statements of Income for the years ended December 31, 2020, December 31, 2019 and December 31, 2018 give effect to the sale as if it occurred on January 1, 2018. No pro forma balance sheet or income statement reflecting the sale of the U.K. utility business is being provided as of and for the three months ended March 31, 2021 as the U.K. utility business was classified as assets and liabilities held for sale on PPL’s Condensed Consolidated Balance Sheets and as discontinued operations in PPL’s Condensed Consolidated Statements of Income included in PPL’s Form 10-Q for the quarter ended March 31, 2021.

The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with:

•The accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income.
•The financial statements and notes contained in PPL’s Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 18, 2021.
•The financial statements and notes contained in PPL’s Form 10-Q as of and for the period ended March 31, 2021 filed with the SEC on May 6, 2021.

The transaction accounting adjustments consist of those necessary to account for the sale of the U.K. utility business. The Pro Forma Statements of Income do not necessarily reflect what PPL’s results of operations would have been had the sale of the U.K. utility business occurred on January 1, 2018. The Pro Forma Statements of Income may not be useful in predicting the future results of operations of PPL. PPL’s actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions of Dollars, except share data)

	For the Year Ended December 31, 2020
	PPL As Reported	Transaction Accounting Adjustments (a)		PPL Pro Forma
Operating Revenues	$7,607	$2,133		$5,474

Operating Expenses
Operation
Fuel	632	—		632
Energy purchases	634	—		634
Other operation and maintenance	1,944	517		1,427
Depreciation	1,287	265		1,022
Taxes, other than income	307	127		180
Total Operating Expenses	4,804	909		3,895

Operating Income	2,803	1,224		1,579

Other Income (Expense) - net	169	167		2

Interest Expense	1,001	367	(b)	634

Income from Continuing Operations Before Income Taxes	1,971	1,024		947

Income Taxes	502	189	(c)	313

Income from Continuing Operations After Taxes	$1,469	$835		$634

Earnings Per Share of Common Stock:
Income from Continuing Operations Available to PPL Shareowners
Basic	$1.91			$0.83
Diluted	$1.91			$0.83

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	768,590			768,590
Diluted	769,384			769,384
The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income are an integral part of the financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions of Dollars, except share data)

	For the Year Ended December 31, 2019
	PPL As Reported	Transaction Accounting Adjustments (a)		PPL Pro Forma
Operating Revenues	$7,769	$2,167		$5,602

Operating Expenses
Operation
Fuel	709	—		709
Energy purchases	723	—		723
Other operation and maintenance	1,985	476		1,509
Depreciation	1,199	250		949
Taxes, other than income	313	127		186
Total Operating Expenses	4,929	853		4,076

Operating Income	2,840	1,314		1,526

Other Income (Expense) - net	309	295		14

Interest Expense	994	373	(b)	621

Income from Continuing Operations Before Income Taxes	2,155	1,236		919

Income Taxes	409	226	(c)	183

Income from Continuing Operations After Taxes	$1,746	$1,010		$736

Earnings Per Share of Common Stock:
Income from Continuing Operations Available to PPL Shareowners
Basic	$2.39			$1.01
Diluted	$2.37			$1.00

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	728,512			728,512
Diluted	736,754			736,754
 The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income are an integral part of the financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions of Dollars, except share data)

	For the Year Ended December 31, 2018
	PPL As Reported	Transaction Accounting Adjustments (a)		PPL Pro Forma
Operating Revenues	$7,785	$2,268		$5,517

Operating Expenses
Operation
Fuel	799	—		799
Energy purchases	745	—		745
Other operation and maintenance	1,983	507		1,476
Depreciation	1,094	247		847
Taxes, other than income	312	134		178
Total Operating Expenses	4,933	888		4,045

Operating Income	2,852	1,380		1,472

Other Income (Expense) - net	396	402		(6)

Interest Expense	963	381	(b)	582

Income from Continuing Operations Before Income Taxes	2,285	1,401		884

Income Taxes	458	258	(c)	200

Income from Continuing Operations After Taxes	$1,827	$1,143		$684

Earnings Per Share of Common Stock:
Income from Continuing Operations Available to PPL Shareowners
Basic	$2.59			$0.97
Diluted	$2.58			$0.97

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	704,439			704,439
Diluted	708,619			708,619
 The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income are an integral part of the financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income
(Millions of Dollars, except share data)

Note 1. Basis of Presentation

The Pro Forma Statements of Income have been derived from the historical consolidated income statements of PPL Corporation as adjusted to give effect to the sale of the U.K. utility business. The Pro Forma Statements of Income for the years ended December 31, 2020, December 31, 2019 and December 31, 2018 give effect to the sale as if it occurred on January 1, 2018. No pro forma balance sheet or income statement reflecting the sale of the U.K. utility business is being provided as of and for the three months ended March 31, 2021 as the U.K. utility business was classified as assets and liabilities held for sale on PPL’s Condensed Consolidated Balance Sheets and as discontinued operations in PPL’s Condensed Consolidated Statements of Income included in PPL’s Form 10-Q for the quarter ended March 31, 2021.

Note 2. Proceeds from Sale

Upon completion of the sale, WPD Limited received the contractual selling price of £7.8 billion in cash and an additional £90 million for dividends not received by WPD Limited from WPD Investments for the period January 1, 2021 to the day of closing, resulting in U.S. dollar cash proceeds of $10.7 billion, inclusive of foreign currency hedges. WPD Limited expects net proceeds, after taxes and fees, to be approximately $10.4 billion. PPL intends to use the proceeds to acquire 100% of the outstanding shares of common stock of The Narragansett Electric Company for approximately $3.8 billion, further strengthen its balance sheet and enhance opportunities for growth. The Company plans to reduce outstanding debt by approximately $3 billion to $3.5 billion and will continue to evaluate the best use of the remaining proceeds to maximize shareowner value. This includes potentially investing incremental capital at PPL’s utilities or in renewables, and repurchasing shares.

Note 3. Transaction Accounting Adjustments

(a)Amounts reflect adjustments to eliminate the activity of the U.K. utility business.
(b)Amounts do not include any allocated interest expense related to corporate level debt.
(c)Amount represents the estimated income tax effect of the pro forma adjustments. The tax effect of the pro forma adjustments was calculated using historical statutory rates in effect for the period presented.

Note 4. Nonrecurring Items Included in the Pro Forma Statements of Income

•Other operation and maintenance expense includes $13 million (net of tax of $3 million) in 2020, $5 million (net of tax of $1 million) in 2019 and $7 million (net of tax of $2 million) in 2018 of legal expenses related to litigation with a former affiliate, Talen Montana.
•Other operation and maintenance expense includes $7 million (net of tax of $2 million) in 2020 of incremental costs for outside services, customer payment processing, personal protective equipment and other safety related actions associated with the COVID-19 pandemic.
•Other operation and maintenance expense includes $5 million (net of tax of $2 million) in 2018 from PPL EU Services' IT department internal reorganization. Costs include separation benefits as well as outside services for strategic consulting to establish the new IT organization.
•Other operation and maintenance expense includes $11 million (net of tax of $3 million) in 2020 and $4 million (net of tax of $1 million) in 2019 of costs related to strategic corporate initiatives including the process to sell the U.K. utility business.
•Other operation and maintenance expense includes $6 million (net of tax of $2 million) in 2020 for a settlement charge from the remeasurement of the projected benefit obligation for the PPL Supplemental Executive Retirement Plan related to a lump-sum payment made to a former PPL executive.
•Income tax expense includes $102 million in 2020 due to the U.K. Finance Act 2020, formally enacted on July 22, 2020, which cancelled the reduction of the corporation tax rate from 19% to 17%. This was an expense of the U.K. utility business and previously reported by PPL in its U.K. Regulated segment. However, any adjustments to income taxes as a result of changes in tax rates must be reported as part of continuing operations. Accordingly, this expense has not been included as a Transaction Accounting Adjustment and has been reported as part of the continuing operations of PPL.
•Income tax expense includes $9 million in 2018 of deferred income tax expense, primarily associated with LKE's non-regulated entities, due to the Kentucky corporate income tax rate reduction from 6% to 5%, as enacted by HB 487, effective January 1, 2018.